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                                                                    EXHIBIT 99.1


                                       FOR IMMEDIATE RELEASE

                                       Media:

                                       Kelly Ford
                                       425-951-1284

                                       Investor Relations:

                                       Mike Schuh
                                       425-951-1224

                 SONOSITE APPOINTS RICHARD S. SCHNEIDER, PH.D.
                             TO BOARD OF DIRECTORS

BOTHELL, WA, April 30, 2001 - SonoSite, Inc. (Nasdaq: SONO) today announced that Richard S. Schneider, Ph.D., has been nominated and appointed to the Company's board of directors. Dr. Schneider was general partner at Domain Associates of Princeton, NJ, a leading venture capital management firm focused on life sciences, from 1990 until his retirement in 1999.

"Dick brings with him a distinguished track record, and embodies all the characteristics we need in our board members at this juncture in the Company's development," said Kevin M. Goodwin, president and CEO of SonoSite. "He is genuinely interested and committed to the mission that SonoSite is driven to accomplish."

"SonoSite is a company with incredible potential and I am honored that I have been appointed as a member of its board of directors," said Richard S. Schneider, Ph.D. "The Company is truly revolutionizing the practice of ultrasound by bringing sophisticated, portable ultrasound to the point of care."

Prior to joining Domain Associates in 1990, Dr. Schneider served as vice president of 3i Ventures Corporation, from 1986 to 1990. From 1983 to 1989, Dr. Schneider was president of Biomedical Consulting Associates. Dr. Schneider was vice president and founder of Syva Corporation, a diagnostics company that was part of Syntex Corporation, from 1967 to 1983.

Dr. Schneider holds a Ph.D. in organic chemistry from the University of Wisconsin, completed post-doctoral studies at Massachusetts Institute of Technology, attended the Stanford Graduate School of Business and holds a bachelor of science degree in Chemistry from the University of California, Berkeley. In addition, Dr. Schneider currently serves on several boards including: Landec Corporation, Selective Genetics, Inc. and MitoKor.
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SonoSite, Inc. (Nasdaq: SONO) (www.sonosite.com) headquartered in Bothell,
Wash., develops, manufactures, markets and sells a new class of hand-held, all-digital ultrasound systems equal of larger, more expensive systems but small enough to be hand-carried from bedside to bedside and room to room in many clinical settings. SonoSite became an independent public company on April 6, 1998, as a result of a spin-off from ATL Ultrasound.

Forward-looking Information and the Private Litigation Reform Act of 1995
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Certain statements in this press release, including statements concerning the potential of the Company are "forward-looking statements" within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guaranties of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect SonoSite's actual results include, among others, uncertainties as to the Company's ability to manage potential problems, delays or unanticipated expenses, actions of third-party distributors and product acceptance by the medical community. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Reference is made to SonoSite's annual report on form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission for a more definitive description of such factors. SonoSite undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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